FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009
Cistera Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-17304	91-1944887

(State or other jurisdiction	(Commission File	(IRS Employer
     incorporation) Number) Identification No.)
6509 Windcrest Drive, Suite 160, Plano, Texas 75024
(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: (972) 381-4699
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective December 14, 2009, Mr. Gregory Royal resigned as President of the Company. Mr. Royal will continue serving as the Company’s Chief Executive Officer, acting Chief Financial Officer and as a member of the Company’s Board of Directors.
     Effective December 14, 2009, Mr. James Miller was appointed as the Company’s President. From 2003 until his appointment as President, Mr. Miller served in various capacities with the Company, including, most recently, as its Vice President of Operations. From 2003. Prior to joining the Company, Mr. Miller served as President and Chief Executive Officer of T3, a systems integrator to enterprise-scale companies across the Aerospace, Energy, Oil/Gas, Pharmaceutical, Manufacturing and Chemical industries. He was also Chief Financial Officer and Chief Operations Officer of an application and network solutions company providing outsourced data management and mission-critical networking solutions to IBM and other F500 clients. Mr. Miller attended the University of Florida, where he received a Bachelor’s of Science in Finance. Mr. Miller also attended the University of North Florida in Jacksonville, where he received his MBA.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cistera Networks, Inc.
Date: January 21 2010	/s/Gregory Royal
Gregory Royal Chief Executive Officer
(Principal Executive Officer)